Belden Reports Record Third Quarter 2026 Results and Announces $100 Million Data Center Agreement for 2027

St. Louis, Missouri – October 29, 2026 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a global full-stack networking solutions company, today reported fiscal third quarter results for the period ended September 27, 2026.

Third Quarter 2026 Highlights
•Record revenues of $966 million, up 38% y/y and up 11% y/y organically
•Record orders of $1,017 million, up 46% y/y and up 16% y/y organically, with a book-to-bill of 1.05x
•GAAP EPS of ($0.29), including non-cash purchase accounting charges related to the Ruckus acquisition
•Adjusted EPS of $2.26, up 15% y/y
•Reached agreement to supply $100 million of fiber solutions to major US data center customer in 2027

"Belden delivered another record quarter, with revenue of $966 million, up 38% year over year and 11% organically, and Adjusted EPS of $2.26, up 15% year over year. We also surpassed $1 billion in quarterly orders for the first time, with orders up 46% year over year and 16% organically, and a book-to-bill of 1.05x," said Ashish Chand, President and CEO of Belden Inc. "Demand remains robust across our key markets as AI and automation drive continued investment in networking infrastructure, from the data center to the factory floor. Our data center business reached an important milestone, with a signed agreement to supply $100 million of fiber assemblies in 2027. With this announcement, we now expect our data center business to grow by more than 50% next year. Our Ruckus integration is progressing, and we are encouraged by the growing cross-selling funnel and positive conversations we are having with customers. Belden is increasingly positioned as a networking partner for physical AI and automation, and the momentum we are seeing gives us confidence in the opportunity ahead."

Third Quarter 2026

Revenues for the quarter increased by $268 million, or 38%, to $966 million from $698 million in the year-ago period. Revenues increased 11% organically from the year-ago period. Net income was ($11) million, compared to $57 million in the year-ago period. Net income as a percentage of revenues was (1.2)%, compared to 8.1% in the year-ago period. GAAP EPS totaled ($0.29) for the quarter, compared to $1.41 in the year-ago period, reflecting the addition of Ruckus and related purchase accounting estimates.

Adjusted EBITDA was $171 million, up $52 million, or 44%, compared to $119 million in the year-ago period. Adjusted EBITDA margin was 17.7%, up 70 bps, compared to 17.0% in the year-ago period. Adjusted EPS was $2.26, increasing 15% compared to $1.97 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

GAAP results reflect purchase accounting for the Ruckus acquisition including non-cash charges of $100 million related to the amortization of acquired intangible assets and inventory fair value step-up. These charges are excluded from Adjusted EPS and Adjusted EBITDA, which management uses, along with GAAP results, to evaluate the Company's operating performance.

Outlook

“Our fourth quarter outlook reflects strong underlying demand and the momentum we're building as one company with Ruckus," said Dr. Chand. "Orders are at record levels entering the quarter, our solutions pipeline continues to build, and we're seeing growing engagement from data center and physical AI customers. We remain disciplined given the near-term macroeconomic and supply chain environment, but the long-term fundamentals across our markets continue to strengthen. Our focus remains on execution, integration, and capturing the opportunity in front of us."

Assuming the continuation of current market conditions, the table below provides guidance for the fourth quarter of 2026.

Fourth Quarter 2026:
Guidance
Revenues (million)	$960 - $980
GAAP EPS	$0.24 - $0.39
Adjusted EPS	$2.20 - $2.35

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss Belden's quarterly results. The listen-only audio of the conference call will be broadcast live online at https://investor.belden.com. The dial-in number for participants is 1-800-330-6710 with confirmation code 6822993. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share. Organic growth, a non-GAAP measure, is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures. Organic order growth is calculated as the change in orders excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025

	(In thousands, except per share data)
Revenues	$965,954	$698,221	$2,412,486	$1,995,074
Cost of sales	(627,204)	(435,023)	(1,522,024)	(1,227,468)
Gross profit	338,750	263,198	890,462	767,606
Selling, general and administrative expenses	(211,959)	(139,415)	(498,438)	(402,859)
Research and development expenses	(55,220)	(33,859)	(117,023)	(96,216)
Amortization of intangibles	(54,807)	(13,636)	(81,018)	(40,381)
Operating income	16,764	76,288	193,983	228,150
Interest expense, net	(41,802)	(11,562)	(68,860)	(33,866)
Non-operating pension cost	(496)	(398)	(1,408)	(1,203)
Loss on debt extinguishment	—	(76)	(1,273)	(76)
Income (loss) before taxes	(25,534)	64,252	122,442	193,005
Income tax benefit (expense)	14,183	(7,562)	(14,230)	(23,372)
Net income (loss)	$(11,351)	$56,690	$108,212	$169,633

Weighted average number of common shares and equivalents:
Basic	39,080	39,516	38,952	39,728
Diluted	39,080	40,137	39,374	40,324

Basic income (loss) per share	$(0.29)	$1.43	$2.78	$4.27

Diluted income (loss) per share	$(0.29)	$1.41	$2.75	$4.21

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2026	December 31, 2025

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$380,706	$389,887
Receivables, net	684,350	462,845
Inventories, net	555,071	402,345
Other current assets	113,375	94,303
Total current assets	1,733,502	1,349,380
Property, plant and equipment, less accumulated depreciation	609,076	566,020
Operating lease right-of-use assets	132,012	113,033
Goodwill	2,030,937	1,036,821
Intangible assets, less accumulated amortization	1,378,494	399,799
Deferred income taxes	16,651	14,512
Other long-lived assets	66,543	64,056
	$5,967,215	$3,543,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$398,844	$361,432
Accrued liabilities	533,972	336,067
Current maturities of long-term debt	18,500	—
Total current liabilities	951,316	697,499
Long-term debt	3,031,910	1,285,666
Postretirement benefits	57,779	63,598
Deferred income taxes	274,261	98,060
Long-term operating lease liabilities	113,690	94,372
Other long-term liabilities	146,267	40,002
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	887,034	867,457
Retained earnings	1,507,882	1,405,572
Accumulated other comprehensive loss	(72,833)	(97,204)
Treasury stock	(930,594)	(911,904)
Total stockholders’ equity	1,391,992	1,264,424
	$5,967,215	$3,543,621

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 27, 2026	September 28, 2025

	(In thousands)
Cash flows from operating activities:
Net income	$108,212	$169,633
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	146,940	95,414
Share-based compensation	29,281	22,613
Loss on debt extinguishment	1,273	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(79,039)	(36,689)
Inventories	(1,508)	(40,334)
Accounts payable	17,395	(15,128)
Accrued liabilities	28,197	(7,357)
Income taxes	(19,910)	(1,492)
Other assets	(4,634)	(3,796)
Other liabilities	13,993	11,612
Net cash provided by operating activities	240,200	194,476
Cash flows from investing activities:
Cash from (used for) business acquisitions	(1,869,631)	7,744
Capital expenditures	(132,863)	(97,034)
Proceeds from disposal of tangible assets	107	168
Net cash used for investing activities	(2,002,387)	(89,122)
Cash flows from financing activities:
Borrowings under credit arrangements	2,432,630	50,000
Proceeds from issuance of common stock	13,613	11,628
Payments under financing lease obligations	(1,508)	(1,341)
Cash dividends paid	(5,870)	(6,000)
Withholding tax payments for share-based payment awards	(18,786)	(20,514)
Payments under share repurchase program, including excise tax	(31,806)	(150,967)
Debt issuance costs paid	(47,545)	(3,178)
Payments under borrowing arrangements	(585,860)	(50,000)
Net cash provided by (used for) financing activities	1,754,868	(170,372)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,862)	8,973
Decrease in cash and cash equivalents	(9,181)	(56,045)
Cash and cash equivalents, beginning of period	389,887	370,302
Cash and cash equivalents, end of period	$380,706	$314,257

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026		September 28, 2025

	(In thousands, except percentages and per share amounts)
Revenues	$965,954	$698,221	$2,412,486	$—	$1,995,074

GAAP gross profit	$338,750	$263,198	$890,462		$767,606
Adjustments related to acquisitions and divestitures	56,250	—	56,250		—
Amortization of software development intangible assets	3,938	3,072	10,811		8,628
Severance, restructuring, and acquisition integration costs	2,237	326	6,462		337
Adjusted gross profit	$401,175	$266,596	$963,985		$776,571

GAAP gross profit margin	35.1%	37.7%	36.9%		38.5%
Adjusted gross profit margin	41.5%	38.2%	40.0%		38.9%

GAAP selling, general and administrative expenses	$(211,959)	$(139,415)	$(498,438)		$(402,859)
Severance, restructuring, and acquisition integration costs	16,504	8,774	27,154		13,205
Adjustments related to acquisitions and divestitures	250	11	3,113		595
Adjusted selling, general and administrative expenses	$(195,205)	$(130,630)	$(468,171)		$(389,059)

GAAP research and development expenses	$(55,220)	$(33,859)	$(117,023)		$(96,216)
Severance, restructuring, and acquisition integration costs	1,709	78	3,080		173
Adjusted research and development expenses	$(53,511)	$(33,781)	$(113,943)		$(96,043)

GAAP net income (loss)	$(11,351)	$56,690	$108,212		$169,633
Income tax expense (benefit)	(14,183)	7,562	14,230		23,372
Interest expense, net	41,802	11,562	68,860		33,866
Loss on debt extinguishment	—	76	1,273		76
Total non-operating adjustments	27,619	19,200	84,363		57,314

Amortization of intangible assets	54,807	13,636	81,018		40,381
Amortization of software development intangible assets	3,938	3,072	10,811		8,628
Severance, restructuring, and acquisition integration costs	20,450	9,178	36,696		13,715
Adjustments related to acquisitions and divestitures	56,500	11	59,363		595
Total operating income adjustments	135,695	25,897	187,888		63,319
Depreciation expense	19,174	16,856	54,641		46,406

Adjusted EBITDA	$171,137	$118,643	$435,104		$336,672

GAAP net income (loss) margin	(1.2)%	8.1%	4.5%		8.5%
Adjusted EBITDA margin	17.7%	17.0%	18.0%		16.9%

GAAP net income (loss)	$(11,351)	$56,690	$108,212		$169,633
Plus: Operating income adjustments from above	135,695	25,897	187,888		63,319
Less: Tax effect of adjustments above	35,014	3,449	46,642		12,722
Plus: Loss on debt extinguishment	—	76	1,273		76
Adjusted net income	$89,330	$79,214	$250,731		$220,306

GAAP income (loss) per diluted share	$(0.29)	$1.41	$2.75		$4.21
Adjusted income per diluted share	$2.26	$1.97	$6.37		$5.46

GAAP diluted weighted average shares	39,080	40,137	39,374		40,324
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	366	—	—		—
Adjusted diluted weighted average shares	39,446	40,137	39,374		40,324

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months ended		GAAP	Non-GAAP
	September 27, 2026	September 28, 2025	Revenue Growth	Foreign Currency Impact	Copper Pass-Through Pricing Impact	Acquisitions and Divestitures Impact	Organic Growth
	(In thousands, except percentages)
Revenues	$965,954	$698,221	38%	—%	3%	24%	11%

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025

	(In thousands)
GAAP net cash provided by operating activities	$129,642	$105,006	$240,200	$194,476
Capital expenditures	(47,809)	(39,681)	(132,863)	(97,034)
Proceeds from disposal of tangible assets	99	53	107	168
Non-GAAP free cash flow	$81,932	$65,378	$107,444	$97,610

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

Three Months Ended
December 31, 2026

GAAP EPS	$0.24 - $0.39
Amortization of intangible assets	1.19
Severance, restructuring, and acquisition integration costs	0.39
Adjustments related to acquisitions and divestitures	0.38
Adjusted EPS	$2.20 - $2.35

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including anticipated benefits from the Ruckus acquisition, expected strengthening of Belden’s product offering, including in data centers, future market, growth and synergy opportunities, and the level of Ruckus expected growth and financial contributions, including adjusted earnings per share, adjusted gross margin, adjusted EBITDA and adjusted EBITDA margin, and our outlook for net leverage, the remainder of 2026 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the inability to integrate and/or realize the benefits of the Ruckus acquisition, including expected synergies; that the announcement of the acquisition could disrupt Belden’s or Ruckus’ relationships with customers, employees or other business partners; disruptions in the Company’s information systems including due to cyber-attacks; the impact of volatility in global trade policies and tariffs; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to successfully implement artificial intelligence into our product offerings and back office processes; our reliance on legacy information technology systems and the challenges associated with their maintenance and upgrade; difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the impacts of extreme weather events and other climate-related catastrophes; the possibility of future epidemics or pandemics; volatility in credit and foreign exchange markets; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to sustainability matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on February 17, 2026. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains – making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com